CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NASB Financial, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rhonda Nyhus, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


February 13, 2004           By:  /s/ Rhonda Nyhus
                                 Rhonda Nyhus
                                 Vice President and Treasurer


A signed original of this written statement required by Section 906 has been provided to NASB Financial, Inc. and will be retained by NASB Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein , and not for any other purpose.

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